EXHIBIT 32.2
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Quarterly Report of Sunair Services Corporation (the “Company”) on Form 10-Q for the quarter ending December 31, 2006 as filed with the Securities and Exchange Commission on February 14, 2007 (the “Report”), I, Edward M. Carriero, Jr., Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward M. Carriero, Jr.

Edward M. Carriero, Jr.
Interim Chief Financial Officer
February 14, 2007